EXHIBIT 22.1


                         SUBSIDIARIES OF THE REGISTRANT


                                                                 State of
                                                                 Incorporation
                                                                 -------------
Subsidiaries of First Citizens Corporation
------------------------------------------
First Citizens Bank                                              Federal

First Citizens Bank of Fayette County                            Georgia

Tara State Bank (to be known as First Citizens
  Bank of Clayton County)                                        Georgia



Subsidiaries of First Citizens Bank
-----------------------------------
Newnan Financial Services, Inc.                                  Georgia

Citizens Mortgage Group, Inc.                                    Georgia



Subsidiary of Newnan Financial Services, Inc.
---------------------------------------------
Jefferson Ventures, Inc.                                         Georgia